Scientific Industries, Inc.
                        70 Orville Drive
                      Bohemia, New York 11716



FOR IMMEDIATE RELEASE


Scientific Industries, Inc. Announces Cash Dividend


Bohemia, New York, Tuesday, February 24, 2004 -- Scientific Industries, Inc. (OTCBB-SCND) announced today that its Board of Directors has declared a cash dividend of $.05 per share of the Company's Common Stock payable on March 15, 2004 to holders of record as of the close of business on March 4, 2004.

Mr. Joseph I. Kesselman, Chairman of the Board, stated that the Board intends to consider cash dividends in the future on an annual basis subject to the Company's operating results and financial condition at the time. However, he emphasized that no assurance can be given that any future dividends will be declared.

As of the record date, the Company had 963,541 shares outstanding.





About Scientific Industries

Scientific Industries manufactures and markets laboratory equipment, including the world-renowned Vortex-Genie(r) 2 Mixer. Scientific's products are used by research laboratories, clinics, pharmaceutical manufacturers, medical device manufacturers, and other industries.

"Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. The Company undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in the Company's Securities and Exchange Commission reports, including our annual report on Form 10-KSB."